Exhibit 1.1



                         FORM OF UNDERWRITING AGREEMENT


                    $___________ ____% Senior Notes Due ____



                                                                      __________

Name(s) of Managing Underwriter
Address(es) of Managing Underwriter
As Representative of the several Underwriters named in Schedule A

Dear Sirs:

     1. Introductory. U.S. Industries, Inc., a Delaware corporation ("USI") USI Global Corp., a Delaware corporation and an indirect wholly-owned subsidiary of USI ("USIGC"), and USI American Holdings, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of USI ("USIAH", and together with USI and USIGC, the "Companies"), propose, subject to the terms and conditions stated herein, to issue and sell, on a joint and several basis, to the Underwriters named in Schedule A hereto (the "Underwriters") U.S.$___________ principal amount of its ___% [Senior] [Subordinated] Notes Due ____ (the "Notes"). The Notes will be fully and unconditionally guaranteed by USI Atlantic Corp., a Delaware corporation and a direct wholly-owned subsidiary of USI (the "Guarantor"). The Notes are to be issued under the indenture, dated as of October 27, 1998 (the "Indenture"), among the Companies, the Guarantor and The First National Bank of Chicago, as trustee (the "Trustee").

     The Companies hereby agree with the several Underwriters as follows:

     2. Representations and Warranties of the Companies. The Companies represent and warrant to, and agree with, the several Underwriters that:

          (a) The Companies and the Guarantor meet the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and have prepared and filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Act and the rules and regulations promulgated by the Commission thereunder (the "Regulations"), and the Trust Indenture Act of 1939, as amended (the "TIA"), a registration statement on Form S-3 (Registration No. 333-_____), including the related Base Prospectus (as defined below) or prospectuses, covering the registration of, among other securities, the Notes under the Act, and the offering thereof from time to time in accordance with Rule 415 of

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     the Act. Such registration statement has been declared effective by the
     Commission. The Companies and the Guarantor will prepare and file with the Commission, pursuant to Rules 415 and 424(b)(2), (3) or (5), a prospectus supplement to the form of prospectus included in such registration statement reflecting the terms of the Notes and the terms of the offering thereof. As filed, such prospectus supplement shall include all required information with respect to the Notes and the offering thereof and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time (as defined below) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus (as defined below)) as the Companies and the Guarantor have advised you, prior to the Execution Time, will be included or made therein.

               (i) The terms which follow, when used in this Agreement, shall have the meanings indicated:

               (ii) "Effective Date" means the date that the Registration Statement and any post-effective amendment or amendments thereto are declared effective by the Commission.

               (iii) "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

               (iv) "Base Prospectus" shall mean the prospectus referred to above contained in the Registration Statement relating to all offerings of securities under the Registration Statement.

               (v) "Preliminary Prospectus" shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Notes and the offering thereof and is used prior to filing of the Final Prospectus.

               (vi) "Final Prospectus" shall mean the prospectus supplement relating to the Notes that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

               (vii) "Registration Statement" shall mean the registration statement referred to above, as last amended prior to the time the same was declared effective by the Commission, including all exhibits and schedules thereto and all documents (including financial statements, financial schedules and exhibits) incorporated therein by reference.

               (viii) "Rule 415," "Rule 424" and "Regulation S-K" refer to such rules or regulations under the Act.



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

          Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein of Form S-3 that were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement, or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, except that any such documents shall be deemed to be modified or superseded to the extent that a statement contained in such Base Prospectus, Preliminary Prospectus or Final Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference therein modifies or supersedes such statement (all such documents being hereinafter referred to as the "Incorporated Documents").

          The Companies and the Guarantor understand that the Underwriters propose to make a public offering of their respective portion of the Notes on the terms and in the manner set forth in the Final Prospectus, as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

          (b) The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or, to its knowledge, threatened by the Commission.

          (c) On the Effective Date, and at all times subsequent thereto and including the Closing Date, (as defined below), and during such longer period as the Final Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, and during such longer period until any post-effective amendment to the Registration Statement becomes effective, the Registration Statement (including any registration statement filed with the Commission pursuant to Rule 462(b)) and the Final Prospectus (as amended or supplemented if the Company shall have filed with the Commission an amendment or supplement thereto) complied, and will comply, in all material respects with the applicable provisions of the Act and the Regulations, and did not, and will not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein (in the case of the Base Prospectus, Preliminary Prospectus or Final Prospectus, in light of the circumstances under which they were made) not misleading. No representation and warranty, however, is made in this paragraph (a)(1)(ii) with respect to written information contained in or omitted from the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by or on behalf of you with respect to the Underwriters and the plan of distribution of the Notes expressly for use in connection with the preparation thereof.



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

          (d) Each of the Incorporated Documents, when the same was first filed with the Commission, complied in all material respects with the applicable provisions of the Act, the Regulations, the Exchange Act and the regulations promulgated thereunder or the TIA, as applicable, and any further documents so filed and incorporated by reference will, when they are filed with the Commission, comply in all material respects with the applicable provisions of the Act, the Exchange Act or the TIA and such regulations. None of such filed documents when they were filed (or, if an amendment with respect thereto was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading, and no such further document, when it is filed with the Commission, will contain an untrue statement of a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (e) The Companies and the Guarantor have been duly incorporated and are existing corporations in good standing under the laws of the State of Delaware, with power and authority (corporate and otherwise) to own their properties and conduct their business as described in the Registration Statement and as shall be described in the Final Prospectus; and the Companies and the Guarantor are duly qualified to do business as foreign corporations in good standing in all other jurisdictions (foreign or domestic) in which their ownership or lease of property or the conduct of their business requires such qualification, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Companies, the Guarantor and their subsidiaries, considered as one enterprise ("Material Adverse Effect").

          (f) Each direct or indirect significant subsidiary (as such term is defined in Rule 405 of the Regulations) (the "Significant Subsidiaries") of the Companies has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Registration Statement and as shall be described in the Final Prospectus with such exceptions as would not reasonably be expected to have a Material Adverse Effect; each such Significant Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions (foreign or domestic) in which its ownership or lease of property or the conduct of its business requires such qualification with such exceptions as would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each such Significant Subsidiary of the Company, except the Significant Subsidiaries listed on Schedule B hereto, has been duly authorized and validly issued and is fully paid and nonassessable and is owned by


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

     USI, directly or indirectly free and clear of any lien, encumbrance or defect of any kind whatsoever.

          (g) The Companies have full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement and to perform their obligations under the Indenture, the Notes; the execution, delivery and performance by the Companies and the Guarantor of this Agreement, the Indenture, and the transactions contemplated hereunder and thereunder, including the offer and sale of the Notes, have been duly authorized by all corporate or other action by each of the Companies and the Guarantor, as the case may be and when the Notes are authenticated by the Trustee in the manner provided for in the Indenture, such Notes will constitute valid and legally binding obligations of USI, USIGC, USIAH and the Guarantor, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and except as rights to indemnification and contribution under this Agreement and the Indenture may be limited by applicable law.

          (h) No consent, approval, authorization, or order of, or filing with, any U.S. or non-U.S. governmental agency, body or court or of any third party, including, without limitation, the holders of the 7 1/4% Notes originally issued by USIAH in 1996, is required for the issuance and sale of the Notes by the Companies or for the performance by the Companies and the Guarantor, as the case may be, of their obligations under this Agreement, the Indenture, the Notes except as may be required under federal and state securities laws

          (i) The execution, delivery and performance by the Companies and the Guarantor, as applicable, of the Indenture, and this Agreement, and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any U.S. or non-U.S. governmental agency, body or court, having jurisdiction over the Companies or any of their subsidiaries or any of their properties, or (ii) any agreement of instrument to which the Companies or any such subsidiary is a party or by which the Companies or any such subsidiary is bound or to which any of the properties of the Companies or any such subsidiary is subject, or (iii) the charter or by-laws of the Companies or any such subsidiary, in the case of (i) an (ii) with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

          (j) This Agreement has been duly authorized, executed and delivered by each of the Companies and the Guarantor.

          (k) The Companies and their respective subsidiaries have good and marketable title to all real property and all other property and assets owned by


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

     them, in each case free from any lien, encumbrance or defect that would affect the value thereof or interfere with the use made or to be made thereof by them; and the Companies and their subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, in each case with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (l) The Companies and their subsidiaries possess adequate certificates, authorities or permits issued by appropriate U.S. or non-U.S. governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings, relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Companies or any of their subsidiaries, would individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

          (m) No labor dispute with the employees of the Companies or any subsidiary exists or, to the knowledge of the Companies, is imminent that might reasonably be expected to have a Material Adverse Effect.

          (n) The Companies and their subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property necessary to conduct the business now operated by them, or presently employed by them and have not received any notice of infringement of or conflict with asserted rights of others with respect to any such intellectual property rights, in each case with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (o) Except as disclosed in the Registration Statement and as shall be disclosed in the Final Prospectus, neither the Companies nor any of their Significant Subsidiaries are in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances, owns or operates any real property contaminated with any substance that is subject to any such environmental laws, is liable for any off-site disposal or contamination pursuant to any such environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither of the Companies is aware of any pending investigation which reasonably can be expected to lead to such a claim.

          (p) Except as disclosed in the Registration Statement and as shall be disclosed in the Final Prospectus, there are no pending or, to the Companies'


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

     knowledge, threatened or contemplated, actions, suits or proceedings against or affecting either of the Companies, any of their subsidiaries or any of their respective properties that, if determined adversely to the Companies or any of their respective subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect or would materially and adversely affect the ability of the Companies to perform their obligations under this Agreement or under the Indenture, the Notes.

          (q) The financial statements included or incorporated by reference in the Registration Statement and as shall be included or incorporated by reference into the Final Prospectus present fairly the financial position of USI and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis; the assumptions used in preparing the pro forma financial statements included in certain of the documents incorporated into the Registration Statement and as shall be included or incorporated by reference into the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (r) None of the Companies or the Guarantor is subject to any material liability, including material contingent liabilities arising out of or in connection with the Companies tax returns and filings, any purchase or sale of any business, including any acquired companies, any employee benefit plans or arrangements, any insurance maintained by the Companies, any litigation or proceedings or any environmental laws of any kind to which the Companies or their subsidiaries are or may be subject, that are not, to the extent required by GAAP, fully reserved for and reflected as such on the financial statements included in the Registration Statement and as shall be included or incorporated by reference into the Final Prospectus.

          (s) Since ______ ____, being the date of the latest financial statements included in or incorporated by reference in the Registration Statement and as shall be in included in or incorporated by reference into the Final Prospectus, there has been no Material Adverse Effect, nor any development or event involving a prospective Material Adverse Effect, and, except for regular quarterly cash dividends of $.___ per share of USI Common Stock paid on _______, and ________ __, ____, there has been no dividend or distribution of any kind declared, paid or made by either of the Companies on any class of its capital stock or default or renegotiation by any of the Companies or any of their subsidiaries or affiliates in the payment of any indebtedness.



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

          (t) Each of the Companies and their subsidiaries maintains a risk management program, including appropriate insurance, with respect to their properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations; and neither of the Companies nor their subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (u) The Companies and their Subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings and with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to herein in respect of all material federal, state, local and foreign taxes for all periods as to which the tax liability of either Company or any of their subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

          (v) Neither of the Companies or the Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under the United States Investment Company Act of 1940; and neither of the Companies or the Guarantor is nor, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement and as shall be described in the Prospectus, will be an "investment company" as defined in such Act.

          (w) The Guarantor on the date hereof is, and immediately after the Closing Date will be, solvent. As used herein, the term "Solvent" means, with respect to the Guarantor on a particular date, that on such date (A) the fair market value of the assets of the Guarantor is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of the Guarantor, (B) the present fair saleable value of the assets of the Guarantor is greater than the amount that will be required to pay the probable liabilities of the Guarantor on its debts as they become absolute and matured, (C) the Guarantor is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (D) the Guarantor is in possession of sufficient capital to meet its obligations as such obligations mature or become due and to operate its businesses.



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

          (x) All disclosures regarding Year 2000 compliance required to be described under the Act or the Regulations (including disclosures required by Staff Legal Bulletin No. 6, SEC Release No. 33-7558, July 29, 1998) have been included or incorporated by reference in the Final Prospectus. Neither the Company nor any of its subsidiaries will incur significant operating expenses or costs to ensure that its information systems will be year 2000 compliant.

          (y) Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such party to each Underwriter as to the matters covered thereby.

     3. Purchase and Sale of the Notes; Deliver and Payment.

          (a) Subject to the terms and conditions and in reliance upon the representations and warranties of the Company herein set forth:

               (i) the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at an aggregate purchase price of _____% of the principal amount [at maturity] thereof (the "Purchase Price"), the aggregate principal amount [at maturity] of the Notes set forth opposite such Underwriter's name on Schedule A hereto.

          (b) Delivery and payment for the Notes shall be made at the offices of ___________________ at 10:00 a.m., New York City time, on _______________, or such later date and time, if any, as the Underwriters and the Company shall agree (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to the Underwriters against payment by the Underwriters of the Purchase Price by wire transfer of immediately available funds to an account specified by the Company.

     Certificates for the Notes shall be in global form and registered in such names and in such denominations as you, on behalf of the Underwriters, shall request in writing not less than two full business days prior to the Closing Date or the Option Closing Date. The Notes and any Option Notes shall be delivered to you on the Closing Date Date, as the case may be, with any transfer taxes payable in connection with the transfer of the Notes to you duly paid, against payment of the Purchase Price therefor.

     4. Certain Agreements of the Companies. Each of the Companies and the Guarantor agrees with the several Underwriters that:

          (a) The Company will promptly advise you (on behalf of the Underwriters), and confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration


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     Statement or Final Prospectus or for any additional information, (iii) of the initiation or threatening of any proceedings for, or receipt by the Company of any notice with respect to, the suspension of the qualification of the Notes for sale in any jurisdiction or the issuance by the Commission of any order suspending the effectiveness of the Registration Statement and
     (iv) of receipt by the Company or any representative of or attorney for the Company of any other communications from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus, the Final Prospectus or the transactions contemplated by this Agreement.

          (b) During the period of time when a prospectus relating to the Notes is required to be delivered hereunder or under the Act or the Regulations, the Company shall comply with all requirements imposed upon it by the Act and the TIA, as now existing or hereafter amended, and by the Regulations, as from time to time in force, so far as may be necessary to permit the continuance of sales of and dealings in the Notes as contemplated by the provisions thereof and the Final Prospectus. If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event shall have occurred as a result of which, in the judgment of the Company, you or your counsel, the Final Prospectus as then amended or supplemented shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the TIA and the Regulations, the Company shall notify the Representative promptly and prepare and file with the Commission an appropriate post-effective amendment to the Registration Statement or supplement to the Final Prospectus that will correct such untrue statement or such omission and will use its best efforts to have any such post-effective amendment to the Registration Statement declared effective as soon as possible.

          (c) The Company shall promptly deliver to you and counsel for the Underwriters a copy of the Registration Statement, including exhibits and all documents incorporated by reference therein and all amendments thereto, and, so long as delivery if a prospectus may be required by the Act, as many copies of each Preliminary Prospectus, the Final Prospectus, all amendments of and supplements to such documents, if any, as you reasonably may request.

          (d) The Company shall make generally available (within the meaning of Section 11(a) of the Act and Rule 158 of the Regulations) to its security holders and to you, in such numbers as you may reasonably request for distribution to the Underwriters, as soon as practicable but in no event later than 45 days after the end of the Company's fiscal quarter in which the first anniversary of the Effective Date occurs, an earnings statement (which need not be audited), covering a period of at least twelve consecutive full calendar months


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

     commencing after the Effective Date, that satisfies the provisions of
     Section 11(a) of the Act and Rule 158 of the Regulations.

          (e) For five years following the Closing Date, each of the Companies and the Guarantor will furnish to you and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and each of the Companies and the Guarantor will furnish to you (on behalf of the Underwriters) (i) as soon as available, a copy of each report and any definitive proxy statement of each of the Companies and the Guarantor filed with the Commission under the Exchange Act or mailed to shareholders, if any, and (ii) from time to time, such other information as shall be furnished by the Companies and the Guarantor generally to the holders of the Offering Securities.

          (f) The Company will use its best efforts in cooperation with the Underwriters to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

          (g) The Company shall apply the net proceeds from the sale of the Notes as shall be set forth under the caption "Use of Proceeds" in the Final Prospectus.

          (h) The Companies and the Guarantor will arrange for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as you (on behalf of the Underwriters) designate and will continue such qualification in effect so long as required for the resale of the Notes by the Underwriters, provided that neither of the Companies or the Guarantor will be required to qualify as a foreign corporation or a dealer in securities or to file a general consent to service of process in any such state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

          (i) For two years following the Closing Date, neither of the Companies will be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940.

          (j) The Companies and the Guarantor will pay all expenses incident to the performance of their obligations under this Agreement and the Indenture, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Notes, the preparation and printing of this Agreement, the Notes, the Indenture, the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and amendments and supplements thereto, and any other document relating to the issuance offer, sale and delivery of the Notes;
     (iii) the cost of any advertising approved by the Companies in


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     connection with the issue of the Notes; (iv) for reasonable documented expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Notes for sale under the laws of such jurisdictions in the United States and Canada as you designate and the printing of memoranda relating thereto; (v) for any fees charged by investment rating agencies for the rating of the Notes; and (vi) for expenses incurred in distributing the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Notes (including any amendments and supplements thereto) to the Underwriters. The Companies and the Guarantor will also pay or reimburse the Underwriters (to the extent incurred by them) for all reasonable travel expenses of the Underwriters and the Companies' respective officers and employees and any other reasonable expenses of the Underwriters and the Companies in connection with attending or hosting meetings with prospective purchasers of the Notes from the Underwriters. Except as provided in this Section 4(j) and in Section 6, the Underwriters shall pay all of their own costs and expenses, including the fees of their counsel and transfer taxes on resales by them of the Notes.

          (k) In connection with the offering, until you shall have notified the Companies and the Guarantor and the other Underwriters of the completion of the resale of the Notes, neither of the Companies nor any of their affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Notes or attempt to induce any person to purchase any Notes; and neither it nor any of its affiliates will make bids or purchases for the purposes of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

     5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriter to purchase and pay for the Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Companies and the Guarantor herein, to the accuracy of the statements of officers of each of the Companies and the Guarantor made pursuant to the provisions hereof as of the Closing Date, to the performance by the Companies and the Guarantor of their obligations hereunder and to the following additional conditions precedent:

          (a) Any post-effective amendments to the Registration Statement required to be filed by the Company prior to the Closing Date shall have become effective and no stop order suspending the effectiveness of the Registration Statement or any such post-effective amendment shall have been issued and no proceedings therefor shall have been initiated or, to the knowledge of the Company, threatened by the Commission.

          (b) On the Closing Date, the Final Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) The Underwriters shall have received a letter, dated the date of this Agreement, of Ernst & Young LLP, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Accounting Rules and Regulations") substantially in the form set forth in Exhibit A hereto:

          (d) Subsequent to the execution and delivery of this Agreement there shall not have occurred (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties, results of operations or prospects of the Companies or their subsidiaries which, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Notes; (B) any downgrading in the rating of any debt securities of the Companies or the Guarantor by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of either of the Companies or the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating or any of their subsidiaries); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of either of the Companies or the Guarantor on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in your judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes.

          (e) The Underwriters shall have received opinions, dated the Closing Date, of (i) Weil, Gotshal & Manges, LLP, counsel for the Companies, and
     (ii) George MacLean, General Counsel of the Companies and the Guarantor, substantially to the effect set forth in Exhibits B-1 and B-2 hereto.

          (f) The Underwriters shall have received from _________, counsel for the Underwriters, an opinion as to such matters as Underwriters shall request and the Companies and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (g) The Underwriters shall have received a certificate, dated the Closing Date, of the President, Treasurer or any Vice President and a principal financial or accounting officer of the Companies and the Guarantor, as the case may be, in which such officers, to the best of their knowledge, shall state that the representations and warranties of the Companies in this Agreement are true and correct, that the Companies and the Guarantor have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Final Prospectus, there has been no Material Adverse Effect.

          (h) The Underwriters shall have received a letter, dated the Closing Date, of Ernst & Young LLP which meets the requirements of subsection (c) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection.

     For purposes of the foregoing, the Companies will furnish the Underwriter with such conformed copies of such opinion, certificates, letters and documents as the Underwriters reasonably request. You may in your sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

     6. Indemnification and Contribution.

          (a) The Companies and the Guarantor, on a joint and several basis, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that
     (A) the Companies and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents made in reliance upon and in conformity with written information furnished to the Companies by any Underwriter specifically for use therein, and (B) such indemnity with respect to any untrue statement or omission or alleged untrue statement or omission in the Preliminary Prospectus shall not inure to the benefit of the Underwriter from whom the person asserting such claim purchased the Notes if such person was not sent a copy of the Final Prospectus at or prior to the confirmation of the initial resale of the Notes to such person when such statement or omission contained in the Preliminary Prospectus was corrected in the Final Prospectus.

          (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Companies and the Guarantor against any losses, claims, damages or liabilities to which the Companies may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Companies by such Underwriters specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Companies in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above
     (i) in such proportion as is appropriate to reflect the relative benefits received by the Companies on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause
     (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (i) above but also the relative fault of the Companies and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Companies and the Guarantor on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Companies and the Guarantor bear to the total discounts and commissions received by the Underwriters from the Companies and the Guarantor under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Companies and the Guarantor or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

          (e) The obligations of the Companies and the Guarantor under this Section shall be in addition to any liability which the Companies and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the respective Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls either of the Companies within the meaning of the Securities Act or the Exchange Act.

     7. Default by an Underwriter.

          (a) If any Underwriter shall default, in whole or in part, in its obligation to purchase Notes hereunder, and if the Notes with respect to which such default relates do not (after giving effect to arrangements, if any, made pursuant to subsection (b) below) exceed in the aggregate 10% of the total number of Notes that all Underwriters have agreed to purchase hereunder, then the Notes to which the default relates shall be purchased by the non-defaulting Underwriters on a pro rata basis based on the amount of Notes to be purchased as set forth on Schedule A.

          (b) If such default relates to more than 10% of the Notes, the you may in your discretion arrange for another party or parties (including the non-defaulting Underwriters, if they should so agree) to purchase those of the Notes to which such default relates on the terms contained herein. If within thirty-six (36) hours after such a default you do not arrange for the purchase of those of the Notes to which such default relates as provided in this Section 7, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 6) or the non-defaulting Underwriters (except as provided in Section 6), but nothing in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

          (c) If the Notes to which the default relates are to be purchased by any non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date for a period not exceeding five (5) business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Final Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Final Prospectus that, in the opinion of Underwriters' counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section with like effect as if it had originally been a party to this Agreement with respect to such Notes.

     8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Companies or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter , the Companies, the Guarantor and any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Notes by the Underwriter is not consummated, the Companies shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section

5 and the respective obligations of the Companies and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Notes by the Underwriter is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (C), (D) or (E) of Section 6(d), the Companies will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

     9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or faxed and confirmed to the Underwriters, c/o _____________________, Attention: ____________________, or, if
sent to the Companies, will be mailed, delivered or telegraphed and confirmed to them, c/o U.S. Industries, Inc., 101 Wood Avenue South, P.O. Box 169, Iselin, New Jersey 08830-0169, Attention: George H. MacLean, Esq.; provided, however, that any notice to a Underwriter pursuant to Section 6 will be mailed, delivered or telegraphed and confirmed to such Underwriter .

     10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

     11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     12. Submission to Jurisdiction. The Companies and the Guarantor hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     13. Application Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     If the foregoing is in accordance with the your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Companies and the several Underwriters in accordance with its terms.

                                       Very truly yours,

                                       U.S. INDUSTRIES, INC., as Co-Issuer


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       USI GLOBAL CORP., as Co-Issuer


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       USI AMERICAN HOLDINGS, INC., as
                                         Co-Issuer


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       USI ATLANTIC CORP., as Guarantor


                                       By: _____________________________________
                                           Name:
                                           Title:

The foregoing Underwriting Agreement
     is hereby confirmed and accepted
     as of the date first above written.


[MANAGING UNDERWRITER]

By:  ______________________
Name:
Title:


[OTHER UNDERWRITERS]

By:  ______________________
Name:
Title:

                                                                      SCHEDULE A

                                  UNDERWRITERS


Name of Underwriter                                        Amount of Notes to be
                                                           Purchased

_____________________.................................
                                                           -----------
_____________________.................................
                                                           -----------
_____________________.................................
                                                           -----------
_____________________.................................
                                                           -----------

TOTAL:                                                     ===========

                                   Schedule B

                                                                       Exhibit A



                          [Accountant's Comfort Letter]








                                      A-1